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                                                           Policy No.:     4.28
                                                                  Policy Manual
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                                            Date:               August 17, 2000

                         SECURITIES: Employee Trading Authority:      EJWilliams

                                                      Page:              1 of 6
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                                                                Draft Version.
                                                                Final Version.
                                      For departmental circulation and filing in Policy Manual.


DISTRIBUTION:     ALL EMPLOYEES
                  OUT-OF-TOWN OFFICES & SUBSIDIARIES

          New York Stock Exchange Rule 342.21 requires all member firms to review all securities trading activities transacted for the accounts of members, allied members, employees, and their family members. Family members are defined to include spouses (including significant others), dependent children, and any other household relatives. Employee accounts are defined to include any account in which a member, allied member, employee or family member has an interest or has the power, directly or indirectly, to make investment decisions. This definition should be construed in the broadest sense and includes all partners and employees in all offices and subsidiaries, both domestic and foreign.

          Rule 407 of the New York Stock Exchange requires members, allied members and employees to obtain the written consent of their employer prior to opening an account at another member firm. This includes accounts for family members as that term is described above. At BBH, that approval must be obtained from the Compliance Division of the Treasurer's Department and this approval covers all brokerage accounts, both in the United States and abroad. By requesting this approval, you are explicitly granting BBH the right to receive statements & confirmations for all accounts for which approval is requested, either in hard copy format or electronically. For your guidance, the rule reads as follows:

          "Rule 407 a. No member or member organization shall, without the prior written consent of the employer, open a securities or commodities account or execute any transaction in which a member, allied member or employee associated with another member or member organization or an employee of the Exchange is directly or indirectly interested.

          In connection with accounts or transactions of members, allied members and employees associated with another member or member organization, duplicate confirmations and account statements shall be sent promptly to the employer.

b. No member, allied member or employee associated with a member or member organization shall have a securities or commodities account with respect to which such person has a financial interest or the power, directly or indirectly, to make investment decisions, at another member or member organization, or a domestic or foreign non-member broker-dealer, investment adviser, bank or other financial institution without the prior written consent of another person designated by the member or member organization under Rule 342(b)(1) to sign such consents and review such accounts.

                  Persons having accounts referred to above shall arrange for duplicate confirmations and monthly statements of said accounts to be sent to another person designated by the member or member organization under Rule 342(b)(1) to review such accounts."

          Beyond Exchange requirements, Firm policy requires that employees advise the Compliance Division by memorandum of investments transacted through banks, insurance companies or other organizations which are not required to report such transactions to the employee's firm. This includes among other things, private placements, limited partnerships and the purchase of shares through dividend re-investment plans in excess of the declared dividend as well as the sale of shares through dividend re-investment plans.

          Prior to opening an Employee Account at an outside brokerage firm, approval must be obtained either from the Compliance Division or, in the case of London, the Branch Manager. Once approved, a letter to the brokerage firm granting permission for the opening of an account will be prepared and mailed by the Compliance Division. The United Kingdom regulators have specific requirements for UK resident employees that require additional reporting. In the case of London employees, copies of statements and confirmations must be sent to both the London Branch Manager and the New York Compliance Division.

           In those cases where local law prohibits brokerage firms from forwarding confirmations and statements to the Compliance Division, the partner or employee is expected to so advise Compliance and has the responsibility to forward copies of these statements and confirmations to compliance. There are no exceptions to this rule.

          The review of employee trading will be conducted by the Compliance Division in New York for all partners and employees of the bank at all offices, branches and subsidiaries, both domestic and foreign.

Securities Transactions By Employees and Conflicts of Interest

          As a bank, custodian, investment adviser and member of the major securities exchanges, BBH and its domestic and foreign subsidiaries have a fiduciary relationship with its clients. The firm's first responsibility is to safeguard and promote the best interests of its clients.

          Partners and employees should exercise particular care in making purchases and sales of securities to avoid a conflict of interest with clients. It is the individual responsibility of each partner or employee to refrain from market activity if a conflict with the interest of a client might result. This includes, among other things, trading in anticipation of or immediately after a rating change by BBH & Co. for a security followed by any of the research areas. It should be emphasized that this standard of conduct also applies to family members of partners and employees.

          The ethical considerations are most important among Firm personnel who participate in making the recommendation or have any pre-publication knowledge of it. Such personnel clearly should refrain from any action in contemplation of the report, such as making a transaction for their own account, or for accounts in which they have an interest or discretion, or passing on advance information concerning the report to clients or other persons outside the firm.

          When trading marketable securities for their own or related accounts, it is the responsibility of all partners and employees to be familiar with and comply with Policy 4.49, Chinese Wall Policies.

          It must be remembered that front running research recommendations and trading on inside information are not the only concerns when partners or employees contemplate personal securities transactions. Any strategy that may infringe on a client's interest, such as front running client trades, both those done at BBH or at another financial institution, to make investment decisions, etc., are also considered unacceptable practices. This includes the receive and deliver activity of our custody clients.

NYSE Floor Brokers

          The NYSE Floor Brokers are subject to the same employee trading restrictions as all other members of BBH. They are required to have their orders pre-approved (as explained later in this policy) and are prohibited from executing trades on the floor for their own account, subsequently assigning the order to the member firm where their securities accounts are located.

          Should the Floor Broker execute transactions on behalf of other NYSE member firms, they must notify the head of Equity Trading and/or the Compliance Division. They must retain the order ticket for retention as required in the NYSE Books and Records rules and provide the firm in whose behalf the order was executed the "Report of Execution".

Pre-Approval of Securities Transactions

          All partners and employees in all offices and subsidiaries, both domestic and foreign must have all contemplated securities transactions, both purchase and sales, both domestic and foreign, in all corporate debt, equity and convertible securities, equity derivative securities or any other security*(see definition on page 6) within the meaning of Section 2(A) (36) of The Investment Companies Act of 1940 whether traded in the U.S. or abroad for themselves (but not their family members or discretionary accounts as described below) or the accounts they have investment control over pre-approved by the Compliance Division in New York. This is to insure that trades in securities on the Watch List or the Restricted List (See Policy 4.49, Chinese Wall Policy, for a description of these lists) are properly reviewed and approved, where appropriate, before they are executed. It is the responsibility of the partner or employee to obtain pre-approval prior to entering any orders. The purchase or sale of private placements and limited partnerships are included in the pre-approval process. It also includes the sale or purchase of securities through dividend re-investment plans in excess of the dividend as well as transactions done directly from the transfer agent or the company. Requests for pre-approval by NON-BBH personnel will not be accepted.

          When requesting pre-approval, the partner or employee must supply the name of the employee, the name of the account, the name and class of the security involved, the size of the order, whether it is a purchase or sale, the name of the executing broker. Pre-approvals are good for the day they are received only. Occasionally, in exceptional cases, a period of up to five days may be granted for "Limit" or "Good Until Cancelled" orders. Should a security be placed on one of the Control Lists, BBH reserves the right to revoke, with notice, the pre-approval of any trade not yet executed. Exceptions from the pre-approval process will be granted to those individuals who have discretionary accounts at another member firm as well as to those individuals who can demonstrate that they do not have the power to influence the investment decisions of their accounts at another member firm. Copies of the relevant documents must be provided to the Compliance Division when requesting the exemption. While we do not require pre-approval for discretionary accounts or family related accounts, Compliance reserves the right to contact the partner, employee, family member or brokers for trades that appear to violate this policy to evaluate what, if any, input the partner or employee may have had in the trade in question.

          Any failure to have trades pre-approved will be reviewed and documented as to the reason for such failure and the person counseled to prevent further mishaps. Repeated violation of the policy will not be permitted. Any trade that is not properly pre-approved and would have been rejected if approval had been requested must be undone. If a purchase, the security must be sold, if sold it must be repurchased. Any losses are solely for the employee's account. Any gains or losses avoided must be turned over to BBH. BBH will donate the funds to the employee's favorite charity without referencing the employee's name. For those Partners and employees who have been identified as associated with the 59 Wall Street family of mutual funds, the gains or losses avoided from any violation with respect to the fund's activities will be turned over to the appropriate fund at the direction of the Board of Directors or Trustees of the funds.

Pre-approval of a transaction does not permit partners or employees to violate their ethical responsibility to our clients. Pre-approval will not protect someone from front running client trades, misuse of knowledge of D&R activity or using or trading based on other information obtained from BBH's relationship with our clients or from their job responsibilities. It will also not protect employees from entering trades based on research activity not yet conveyed to the Compliance Division by the appropriate entities. Information concerning these activities would not necessarily be known to Compliance at the time a trade is pre-approved. Apparent violation of clients' interests will be reviewed and proven incidents will be treated accordingly.

Section 17j1 of the Investments Companies Act of 1940

          BBH has structured its policy to comply with Section 17j1 of the Investment Companies Act of 1940. This section is related to those BBH partners and employees who are deemed to be Access Persons to 40 Act registered mutual funds. The names of those persons deemed to be Access Persons will be provided to the Compliance Division by the 59 Wall St. Fund Group for the Access People related to those funds and by the Investment Advisory management for any other funds.

          Because we require our employees to pre-approve their trades, it was felt that they need not be required to produce the quarterly report of transactions or the annual holdings report as indicated in 17j1.

Prohibited Accounts and Transactions

          There are a number of types of transactions and accounts that partners, employees and their family members are prohibited to have or engage in, whether they are done at BBH or with an outside brokerage firm or with any other financial institution. These include:

1-       Purchase or selling securities on margin.

2-       Participating in short sales.

3- Participating in Initial Public Offerings (IPO's) while still in subscription.

4-       Opening or maintaining a commodities account.
         ---------------------

5- "Free stock" offerings presented on the Internet. These are illegal unregistered public offerings of securities.

          It is important that the guidelines outlined in this policy be strictly observed by all members of our organization in handling their personal investments to prevent potential conflicts of interest and embarrassment.

         *"Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities). Specifically, "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         However, "Security" shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time and shares of registered open-end investment companies.


          This supersedes Policy 4.28, "SECURITIES: Employee Trading, dated June 10, 1999, which should be removed from the manual and destroyed.

         You should also refer to the most current version of Policy No. 4.49, "Chinese Wall: Policies and Procedures".


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